                                                         EXHIBIT 9(c)


                             DATED 23rd OCTOBER 1995

                            SOUTH AFRICAN MUTUAL LIFE
                               ASSURANCE SOCIETY                     (1)

                  OLD MUTUAL FUND HOLDINGS (BERMUDA) LIMITED         (2)

                     OLD MUTUAL SOUTH AFRICA EQUITY TRUST            (3)

                         OLD MUTUAL EQUITY GROWTH ASSETS
                               SOUTH AFRICA FUND                     (4)

                             OLD MUTUAL SOUTH AFRICA
                          GROWTH ASSETS FUND LIMITED                 (5)

                     OLD MUTUAL GLOBAL ASSETS FUND LIMITED           (6)

                                     - and -

                            OLD MUTUAL ASSET MANAGERS
                               (BERMUDA) LIMITED                     (7)

                            -------------------------
                             PORTFOLIO TRANSFER AND
                             SUBSCRIPTION AGREEMENT
                            -------------------------


                                   Norton Rose
                                     London


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                                    CONTENTS

CLAUSE                              HEADING                                                                                   PAGE

1        Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

2        Transfer of the Portfolio and OMAM contribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

3        Transfer of the Global Fund Portfolio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

4        Representations and warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

5        Completion of transfers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

6        Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

7        Initial offering . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

8        Establishment of the OMEGA Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

9        Establishment of the SAGA Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

10       Equalisation payments to OMB . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

11       Further issues of shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

12       Ring fencing of Master Trust and Global Fund and liquidity facility  . . . . . . . . . . . . . . . . . . . . . . . .  10

14       Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

15       Conditions precedent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

16       Name . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

17       Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

18       General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

19       Governing law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

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THIS AGREEMENT is made on 23rd October 1995 BETWEEN:

(1) SOUTH AFRICAN MUTUAL LIFE ASSURANCE SOCIETY (incorporated in terms of the South Africa Mutual Life Assurance (Private) Act, 1966 and registered in South Africa as a long-term insurer in terms of the Insurance Act, 1943) whose registered address is at Mutualpark, Jan Smuts Drive, Pinelands 7405, Republic of South Africa ("OLD MUTUAL");

(2) OLD MUTUAL FUND HOLDINGS (BERMUDA) LIMITED (registered in Bermuda with number EC21093) whose registered address is at Richmond House, 12 Par-la-Ville Road, Hamilton, Bermuda ("OMB");

(3) OLD MUTUAL SOUTH AFRICA EQUITY TRUST (organised as a Massachusetts trust) whose principal office is at Richmond House, 12 Par-la-Ville Road, Hamilton, Bermuda (the "MASTER TRUST");

(4) OLD MUTUAL EQUITY GROWTH ASSETS SOUTH AFRICA FUND (organised as a Massachusetts business trust) whose principal office is at Richmond House, 12 Par-la-Ville Road, Hamilton, Bermuda (the "OMEGA FUND");

(5) OLD MUTUAL SOUTH AFRICA GROWTH ASSETS FUND LIMITED (registered in Bermuda with number EC2110) whose registered address is at Richmond House, 12 Par-la-Ville Road, Hamilton, Bermuda (the "SAGA FUND");

(6) OLD MUTUAL GLOBAL ASSETS FUND LIMITED (registered in Bermuda with number EC21103) whose registered address is at Richmond House, 12 Par-la-Ville Road, Hamilton, Bermuda (the "GLOBAL FUND"); and

(7) OLD MUTUAL ASSET MANAGERS (BERMUDA) LIMITED (registered in Bermuda with number EC21049) whose registered address is at Richmond House, 12 Par-la-Ville Road, Hamilton, Bermuda ("OMAM").

WHEREAS:

(A) Old Mutual is promoting the establishment of the Master Trust, the OMEGA Fund and the SAGA Fund as funds investing in South Africa as described in the Placement Memoranda;

(B)      the Master Trust currently has no outstanding beneficial interest;

(C) the Global Fund currently has an issued share capital of US$12,000 divided into 12,000 shares of US$1 each, all of which are held (nil paid) by OMB;

(D) Old Mutual is to transfer South African equity securities to the Master Trust and to the Global Fund in exchange for OMB acquiring substantially all of the

6                                        1


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         beneficial interest in the Master Trust and for the paying up of the
         12,000 shares and the issue of additional shares in the Global Fund respectively;

(E) the Global Fund is to be established as part of the arrangements under which liquidity is to be provided to the Master Trust to fund redemptions as described in the Placement Memoranda;

(F) this Agreement provides, amongst other things, for the establishment of the Funds, the transfer of the South African equity securities and the provision of liquidity to the Master Trust;

(G) State Street Bank and Trust Company has been appointed as custodian and State Street Cayman Trust Company, Ltd. has been appointed as administrator to the Master Trust;

(H)      OMB is an indirect and OMAM is a direct wholly owned subsidiary of Old
         Mutual.

NOW IT IS HEREBY AGREED as follows:

1        DEFINITIONS

1.1 In this Agreement (including its Recitals), unless the context otherwise requires, the following expressions have the following meanings:

         "ADMINISTRATOR" means State Street Cayman Trust Company, Ltd., as administrator of the Master Trust

         "ADMISSION" means the admission to listing on the Irish Stock Exchange of shares in the SAGA Fund

         "ADVISORY AGREEMENT" means the investment advisory agreement dated 23rd October 1995 between the Master Trust and OMAM

         "BOOK CAPITAL ACCOUNT" has the meaning given in the Declaration of Trust

         "BUSINESS DAY" has the meaning given in the Placement Memoranda

         "COMPLETION" means the completion of the steps set out in clause 5

         "CUSTODIAN" means State Street Bank and Trust Company, as custodian of the Master Trust

         "DECLARATION OF TRUST" means the declaration of trust of the Master Trust dated as of 1st September 1995

         "FUNDS" means the Master Trust, the OMEGA Fund and the SAGA Fund

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         "GLOBAL FUND PORTFOLIO" means the securities on the list provided under clause 3.1 subject to adjustment under clause 3.4

         "GLOBAL FUND PROSPECTUS" means the first prospectus issued for the Global Fund

         "INITIAL CLOSING DATE" means 10th November 1995

         "INITIAL OFFERING" has the meaning given in the Placement Memoranda

         "INITIAL OFFERING TERMINATION DATE" means 7th November 1995

         "JSE" means The Johannesburg Stock Exchange

         "MANAGEMENT FEE" means the fee payable to OMAM under the Advisory Agreement

         "NON-US PLACING AGREEMENT" means the agreement to be entered into between the Master Trust, the SAGA Fund, Old Mutual, OMAM, OMB and Swiss Bank Corporation relating to the placing of shares in the SAGA Fund

         "PLACEMENT MEMORANDA" means the private placement memorandum relating to the OMEGA Fund dated 15th September 1995 (as amended by any subsequent published supplements) and the draft placement memorandum relating to the SAGA Fund dated 15th September 1995

         "PORTFOLIO" means the securities on the list provided under clause 2.1 subject to adjustment under clause 2.7

         "US PLACING AGREEMENT" means the agreement to be entered into between the Master Trust, the OMEGA Fund, Old Mutual, OMAM, OMB and SG Warburg & Co. Inc. relating to the placing of shares in the OMEGA Fund

         "TRANSFER DATE" means 3rd November 1995

         "VALUATION RULES" means the rules for the valuation of the assets of the Master Trust as adopted at the meeting of its trustees held on 22nd and 23rd October 1995.

1.2 The headings to clauses and schedules shall not affect their interpretation.

1.3 Reference to clauses and schedules are reference to clauses of and schedules to this Agreement.

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2        TRANSFER OF THE PORTFOLIO AND OMAM CONTRIBUTION

2.1 Old Mutual shall on 1st November 1995 provide to the Master Trust in writing a list of securities. That list shall include the specified types of securities issued by each of the issuers listed in schedule 1 (and no others). The percentage of the entire listed Portfolio which each holding represents shall (when rounded to the nearest 0.1%) be that specified in the third column of schedule 1. The list provided to the Master Trust shall specify the aggregate value in US dollars of the listed securities (based on the closing ruling prices on the JSE on 31st October 1995 and exchange rates prevailing at that close) and Old Mutual shall procure that such value is within US$200,000 of US$1,000,000,000. Old Mutual shall procure that that valuation is carried out substantially in accordance with the Valuation Rules.

2.2 Old Mutual shall, on the Transfer Date, sell and transfer or procure the sale and transfer of the Portfolio to the Master Trust free from all liens, charges, encumbrances and equitable interests and with all rights attached to the Portfolio as at the Transfer Date.

2.3 Old Mutual and the Master Trust shall procure that the Portfolio is valued in US Dollars by the Administrator as at 10.00 a.m. (US Eastern
         Time) on the Transfer Date in accordance with the Valuation Rules.

2.4 Old Mutual shall, on the Transfer Date, make a capital contribution of US$4,750,000 to the Master Trust.

2.5 In consideration for the sale and transfer of the Portfolio and the capital contribution under clause 2.4, the Master Trust shall on the Transfer Date register OMB as a holder of beneficial interest in the Master Trust and shall credit its Book Capital Account with the aggregate of the value determined by the Administrator in accordance with clause 2.3 and the amount of the capital contribution under clause 2.4.

2.6 Old Mutual shall procure that, on the Transfer Date, OMAM makes a capital contribution to the Master Trust of US$100. In consideration for such capital contribution, the Master Trust shall on the Transfer Date register OMAM as a holder of beneficial interest in the Master Trust and shall credit its Book Capital Account with the amount of such capital contribution.

2.7 If between the close of the JSE on 31st October 1995 and the Transfer Date Old Mutual shall determine that the value of the Portfolio has increased or decreased by 5% or more, it may on or prior to Completion with the prior consent of the Master Trust remove securities from the Portfolio (as far as possible pro rata) or increase the number of securities within the Portfolio holdings (as far as possible pro rata) such that the value of the Portfolio on the Transfer Date approximates more closely to US$1,000,000,000.

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3        TRANSFER OF THE GLOBAL FUND PORTFOLIO

3.1 Old Mutual shall on 1st November 1995 provide to the Global Fund in writing a list of securities. That list shall include the specified types of securities issued by each of the issuers listed in schedule 2 (and no others). The percentage of the entire listed Global Fund Portfolio which each holding represents shall (when rounded to the nearest 0.01%) be that specified in the third column of schedule 2. The list provided to the Global Fund shall specify the aggregate value in US dollars of the listed securities (based on the closing ruling prices on the JSE on 31st October 1995 and exchange rates prevailing at that close) and Old Mutual shall procure that such value is within US$100,000 of US$500,000,000.

3.2 Old Mutual shall, on the Transfer Date, sell and transfer or procure the sale and transfer of the Global Fund Portfolio to the Global Fund free from all liens, charges, encumbrances and equitable interests and with all rights attached to the Global Fund Portfolio as at the Transfer Date.

3.3 In consideration for the sale and transfer of the Global Fund Portfolio, the 12,000 shares in the Global Fund shall be paid up as to their nominal value and a premium of US$49 and the Global Fund shall allot and issue to OMB credited as fully paid such number of additional shares of US$1 each in the Global Fund as is equal to the result of dividing (a) the value in US dollars (based on the closing ruling prices on the JSE on the Transfer Date and exchange rates prevailing at that close) of the Global Fund Portfolio on the Transfer Date less US$600,000 by (b) US$50.

3.4 If between the close of the JSE on 31st October 1995 and the Transfer Date Old Mutual shall determine that the value of the Global Fund Portfolio has increased or decreased by 5% or more, it may on or prior to Completion remove securities from the Global Fund Portfolio (as far as possible pro rata) or increase the number of securities within the Global Fund Portfolio holdings (as far as possible pro rata) such that the value of the Global Fund Portfolio on the Transfer Date approximates more closely to US$500,000,000.

4        REPRESENTATIONS AND WARRANTIES

4.1      Old Mutual represents and warrants to each of the Funds as follows:

         (a) Old Mutual has the power to execute, deliver and perform its obligations under this Agreement;

         (b) the execution and delivery of, and the performance of the obligations of Old Mutual under, this Agreement have been duly authorised by all necessary action on the part of Old Mutual whether under its constitution or otherwise;

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         (c)     this Agreement constitutes, and the other documents which are to be delivered by Old Mutual at Completion will, when executed, constitute, legal, valid and binding obligations enforceable in accordance with their respective terms;

         (d) Old Mutual is or will be entitled at Completion to sell and transfer to the Master Trust the full legal and beneficial ownership of the Portfolio free from all liens, charges, encumbrances and equitable interests and with all rights attached thereto;

         (e) all necessary consents and approvals (whether from any governmental or administrative body or authority, the policy holders of Old Mutual or from any other person or entity where applicable) to or for the sale and transfer of the Portfolio under this Agreement have been obtained and are and will be at Completion in full force and effect, including (without prejudice to the generality of the foregoing) the consent of the South African Reserve Bank and of the South African Registrar of Insurance;

         (f) the Master Trust will, at Completion, acquire the Portfolio free from any exchange control or other restrictions imposed by any South African governmental or administrative body or authority such that the Master Trust will be free to dispose of the securities comprised in the Portfolio, to exchange any S.A. Rand proceeds for US dollars and to remit those US dollars out of South Africa.

4.2 Old Mutual agrees to indemnify and at all times to keep indemnified each of the Funds against any liabilities, expenses (including legal expenses), demands, proceedings or judgements whatsoever which may be made, incurred, brought or established against any of the Funds which result from any breach of the representations and warranties contained in clause 4.1.

5        COMPLETION OF TRANSFERS

5.1 Completion of the transfers and the capital contributions provided for in clause 2 and clause 3 shall take place in Johannesburg at the offices of Standard Bank of South Africa Limited (as South African sub-custodian to the Master Trust), in London at the branch offices of the Custodian and in Bermuda at the offices of Conyers, Dill & Pearman (Bermuda counsel to the Master Trust) (or at such other place or places as may be agreed between Old Mutual and the Master Trust) on the Transfer Date when all (but not part only unless Old Mutual and the Master Trust shall so agree) of the following business shall be transacted:

         (a) Old Mutual shall deliver to the Master Trust (or as it shall direct) transfers in respect of the Portfolio duly completed and executed in favour of the Master Trust (or as it may direct) together with the certificates therefor and such other documents as may be reasonably required to give the Master Trust a good title to the Portfolio and to

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         enable the Master Trust or its or its custodian or sub-custodian's nominee to become the registered holder thereof;

         (b) Old Mutual shall pay the capital contribution under clause 2.4 and OMAM shall pay US$100 by telegraphic transfer to the account of the Master Trust with the Custodian as notified by the Master Trust to Old Mutual prior to the Transfer Date;

         (c) the Master Trust shall deliver to Old Mutual a certified copy of the resolution of the board of trustees of the Master Trust (or a duly authorised committee thereof) directing that:

                 (i) OMB be registered as a holder of beneficial interest in the Master Trust as described in clause 2.5;

                 (ii) OMAM be registered as a holder of beneficial interest in the Master Trust as described in clause 2.6;

         (d) Old Mutual shall deliver to the Global Fund (or as it shall direct) transfers in respect of the Global Fund Portfolio duly completed and executed in favour of the Global Fund (or as it may direct) together with the certificates therefor and such other documents as may be reasonably required to give the Global Fund a good title to the Global Fund Portfolio and to enable the Global Fund or its or its custodian or sub-custodian's nominee to become the registered holder thereof;

         (e) the Global Fund shall credit as paid up the shares, and allot and issue to OMB the consideration shares, as referred to in clause 3.3.

5.2 Without prejudice to Old Mutual's obligations under clause 2.2, it is agreed and understood between the Master Trust and Old Mutual that some or all of the transfers provided for in clause 2.2 may be effected on duly established branch registers of members of the relevant companies outside South Africa and that, although Old Mutual will be the legal and beneficial holder of all securities, the named transferor on transfers delivered and the named holder on certificates delivered pursuant to clause 5.1(a) may not be Old Mutual.

6        INDEMNITY

6.1      Old Mutual agrees with the Master Trust:

         (a) to pay any stamp duty, transfer duty or other similar tax, whether in South Africa, the United Kingdom or elsewhere (including any late payment or other penalty or fine and any duty levied under section 15(5) or 23(17) of the South African Stamp Duties Act, 1968), due in respect of the transfers of the Portfolio to be delivered by Old Mutual to the Master Trust at Completion;

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         (b)     to indemnify and at all times keep indemnified the Master Trust against any liabilities, expenses (including legal expenses), demands, proceedings, judgements, penalties or fines whatsoever which may be made, incurred, brought, established or imposed against the Master Trust or its assets which result from any breach of Old Mutual's obligations under this clause 6.

6.2 Old Mutual shall not be liable under clause 6.1(a) in repect of any stamp duty, transfer duty or other similar tax incurred as a result of a delay in the registation of the transfers referred to in that clause by more than 6 months after the date of the transfers.

7        INITIAL OFFERING

7.1 Prior to 10.00 a.m. (US Eastern time) on the Initial Closing Date, OMB shall submit a request to the Master Trust that OMB's interest in the Master Trust be reduced by a capital withdrawal of an amount in US dollars equal to the aggregate amount received by the OMEGA Fund in respect of the Initial Offering by 9.30 a.m. (US Eastern time) on the Initial Closing Date.

7.2 Prior to 10.00 a.m. (US Eastern time) on the Initial Closing Date, OMB shall submit a request to the Master Trust that OMB's interest in the Master Trust be reduced by a capital withdrawal of an amount in US dollars equal to the aggregate amount received by the SAGA Fund in respect of the Initial Offering by 9.30 a.m. (US Eastern time) on the Initial Closing Date.

7.3 Prior to 10.00 a.m. (US Eastern time) on the Initial Closing Date, OMAM shall submit a request to the Master Trust that OMAM's interest in the Master Trust be redeemed (as defined in the Declaration of Trust) and the Master Trust shall immediately following the capital contributions in clauses 8.2 and 9.2 effect that redemption.

7.4 The Master Trust shall procure that its assets are valued by the Administrator in US dollars as at 10.00 a.m. (US Eastern time) on the Initial Closing Date in accordance with the Valuation Rules. The Master Trust shall procure that the Administrator provides Old Mutual with written notice of such valuation.

7.5 The maximum number of shares in the OMEGA Fund available in the Initial Offering shall be determined by dividing the value of the assets of the Master Trust determined pursuant to clause 7.4 (rounded down to the nearest 100) by 100.

7.6 The maximum number of shares in the SAGA Fund available in the Initial Offering shall be determined by dividing the value of the assets of the Master Trust determined pursuant to clause 7.4 (rounded down to the nearest 50) by 50.

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8        ESTABLISHMENT OF THE OMEGA FUND

8.1 The OMEGA Fund shall (a) prior to 10.00 a.m. (US Eastern time) on the Initial Closing Date apply for an interest in the Master Trust of an amount in US dollars equal to the aggregate amount received by the OMEGA Fund in respect of the Initial Offering by 9.30 a.m. (US Eastern time) on the Initial Closing Date; and (b) on the Initial Closing Date apply the proceeds of the Initial Offering received by the OMEGA Fund (without deduction or withholding) in making a capital contribution to the Master Trust. The proportionate interest in the Master Trust obtained by the OMEGA Fund by virtue of such capital contribution shall be determined on the basis of the valuation carried out pursuant to clause 7.4.

8.2 On receipt of the capital contribution from the OMEGA Fund, the Master Trust shall with effect from the Initial Closing Date reduce the Book Capital Account balance of OMB by an amount equal to that capital contribution and shall within 7 days of such reduction pay to OMB an amount in US dollars equal to that capital contribution.

9        ESTABLISHMENT OF THE SAGA FUND

9.1 The SAGA Fund shall (a) prior to 10.00 a.m. (US Eastern time) on the Initial Closing Date apply for an interest in the Master Trust of an amount in US dollars equal to the aggregate amount received by the SAGA Fund in respect of the Initial Offering by 9.30 a.m. (US Eastern time) on the Initial Closing Date; and (b) on the date of Admission apply the proceeds of the Initial Offering received by the SAGA Fund (without deduction or withholding) in making a capital contribution to the Master Trust. The proportionate interest in the Master Trust obtained by the SAGA Fund by virtue of such capital contribution shall be determined on the basis of the valuation carried out pursuant to clause 7.4.

9.2 On receipt of the capital contribution from the SAGA Fund, the Master Trust shall with effect from the date of Admission reduce the Book Capital Account balance of OMB by an amount equal to that capital contribution and shall within 7 days of such reduction pay to OMB an amount in US dollars equal to that capital contribution.

10       EQUALISATION PAYMENT TO OMB

         At 10.00 a.m. (United Kingdom time) on 13th November 1995 the Master Trust shall become liable to pay to OMB an amount equal to 0.25% of the value of the interest in the Master Trust which OMB retains or will retain following the reductions in its Book Capital Account balance made or to be made pursuant to clause 8.2 and 9.2.

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11       FURTHER ISSUES OF SHARES

         If, on any Business Day when OMB is the holder of a beneficial interest in the Master Trust, the aggregate of any capital contributions made to the Master Trust by the OMEGA Fund and the SAGA Fund exceed the aggregate of any capital withdrawals from the Master Trust made by the OMEGA Fund and the SAGA Fund, the Master Trust shall procure that the Administrator notifies OMB of the amount of such excess (the "Contribution Excess") on such Business Day. OMB hereby submits a standing request to the Master Trust that OMB's interest in the Master Trust be reduced with effect from that Business Day by a capital withdrawal of the lesser of the value of OMB's interest in the Master Trust on that Business Day and the Contribution Excess, provided that in no case shall OMB's Book Capital Account balance be reduced to less than US$100.

12       RING FENCING OF MASTER TRUST AND GLOBAL FUND AND LIQUIDITY FACILITY

12.1     OMB agrees with each of the Funds:

         (a) not to make any withdrawal from the Master Trust except pursuant to clauses 8.2, 9.2, 11 or 15.4 or following the termination or dissolution of the Master Trust;

         (b) to apply the proceeds of any withdrawal from the Master Trust made pursuant to clause 8.2, 9.2 or 11 in subscribing at net asset value for shares in the Global Fund,




                  save that this clause 12.1 will not apply to any withdrawls made by OMB from the Master Trust in respect of income or realised capital gains.

12.2     OMB agrees with each of the Funds:

         (a) not to redeem shares in the Global Fund or to receive any form of income or capital distribution from the Global Fund except for (i) redemptions made to comply with OMB's obligations under clause 12.3 and (ii) dividend distributions made by the Global Fund to OMB which comply with clause 12.5(g);

         (b) to apply the proceeds of any redemption of shares in the Global Fund in making capital contributions to the Master Trust.

12.3 OMB undertakes to each of the Funds to apply, on request by or on behalf of the Master Trust (which may be a standing request), the amount to which OMB is entitled on the redemption of shares in the Global Fund in making capital contributions to the Master Trust in US dollars of an amount equal to that required by the Master Trust to fund capital withdrawals requested on any Business Day by the OMEGA Fund or the SAGA Fund (to the extent such

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         capital withdrawals are not offset on such Business Day (the "relevant
         Business Day") by capital contributions to the Master Trust by the OMEGA Fund or the SAGA Fund).

12.4 OMB shall comply with its obligations under clause 12.3 as soon as is practicable and in any event within 3 Business Days of the relevant Business Day.

12.5 Old Mutual and OMB agree to procure that, without the prior written consent of the Master Trust, the OMEGA Fund and the SAGA Fund:

         (a)      OMB remains the sole beneficial owner of shares in the Global
                  Fund;

         (b) the management or other fees payable by the Global Fund do not exceed those referred to in the Global Fund Prospectus;

         (c)      OMB does not borrow money of an amount exceeding US$1,000,000;

         (d) the Global Fund does not incur borrowings of an amount exceeding 5% of its net assets provided that, for this purpose, "borrowings" shall not include short term borrowing to fund redemptions;

         (e) the investment objective and policies of the Global Fund do not change materially from those described in the Global Fund Prospectus and are complied with by the Global Fund;

         (f) the Global Fund does not go into voluntary liquidation, reorganise, reduce or repurchase its share capital or make any form of capital distribution;

         (g) in any calendar year, the amount per share distributed by the Global Fund does not exceed 10 per cent. of its net asset value per share at the end of that calendar year provided that this restriction shall not apply to distributions made in order to enable Old Mutual to ensure compliance with the requirements of the South African Reserve Bank;

         (h) the Global Fund does not dispose of its assets other than for a fair value on arms' length terms.

12.6 The obligations of OMB under clause 12.3 do not apply for any period during which the SAGA Fund and the OMEGA Fund have suspended or the Master Trust has suspended the calculation of net asset value.

13       REDEMPTION FEE AND MANAGEMENT FEE REBATE

13.1 For so long as OMB's obligations under clause 12 continue and are complied with:

         (a) the OMEGA Fund shall pay to OMB an amount equal to 1.75 per cent. of the amount which becomes payable by the OMEGA Fund to a redeeming shareholder on the redemption of shares of beneficial interest in the OMEGA Fund (without, for the purposes of this calculation, deducting any redemption fee charged by the OMEGA Fund);

         (b) the SAGA Fund shall pay to OMB an amount equal to 1.75 per cent. of the amount which becomes payable by the SAGA Fund to a redeeming shareholder on the redemption of shares in the SAGA Fund (without, for the purposes of this calculation, deducting any redemption fee charged by the SAGA Fund).

13.2 The amounts referred to in clause 13.1 shall be paid to OMB within 7 days of the date of the relevant redemption.

13.3 No amount shall be payable to OMB under clause 13.1(b) in respect of a redemption of shares by the SAGA Fund pursuant to bye-law 10(7) of its Bye-laws.

13.4 Following a termination of OMB's obligations under clause 12, any redemption fee collected by the SAGA Fund or the OMEGA Fund shall be paid to the Master Trust.

13.5 OMAM undertakes to rebate a portion of the Management Fee to the Master Trust or to reduce the Management Fee accepted by OMAM (so as to allow the Master Trust to make compensatory payments to the OMEGA Fund and/or the SAGA Fund) so that the ordinary operating expenses accrued for by each of the OMEGA Fund and the SAGA Fund do not exceed 1.00% per annum of the average of the daily net assets of such Funds during any month (or part of a month) for which the Management Fee is payable. Ordinary operating expenses includes, without limitation, the Management Fee and administration and custody fees and expenses but does not include (a) extraordinary expenses (such as the cost of litigation), (b) placement fees and amounts payable to OMB under clause 8.2, 9.2, 10 or 11, (c) sales charges on shares in the OMEGA Fund or the SAGA Fund, (d) brokerage expenses or (e) the redemption fee due to OMB under clause
         13.1. If any dispute shall arise as to the amount of the rebate or reduction of the Management Fee or as to what constitutes ordinary operating expenses the matter shall be referred to the auditors of the Master Trust for the time being whose determination shall be final and binding, who shall act as experts not arbitrators and whose costs shall be borne equally by the Master Trust and Old Mutual.

14       TERMINATION

14.1 OMB's and Old Mutual's obligations under clause 11 and clause 12 shall terminate with effect from 120 days after the service of written notice by OMB on the holders of shares in the SAGA Fund and the OMEGA Fund notifying them of the termination of the liquidity facility (and so that requests received by OMB from the Master Trust under clause 12.3 on or before that 120th day shall be complied with by OMB pursuant to that clause). OMAM's obligations under clause 13.5 shall terminate with effect from 120 days after the service of written notice by OMAM on the holders of shares in the SAGA Fund and the OMEGA Fund notifying them of the termination of the undertaking in that clause. The Bye-laws of the SAGA Fund and the By-laws of the OMEGA Fund shall apply for the purposes of determining the effective date for the service of such notices.

14.2 OMB may terminate OMB's and Old Mutual's obligations under clause 11 and clause 12 with immediate effect on service of written notice on the Master Trust (specifying this clause of this Agreement) at any time after OMAM ceases to be investment adviser to the Master Trust (other than by reason of the voluntary termination of the Advisory Agreement by OMAM).

14.3 OMAM may terminate its obligations under clause 13.5 with immediate effect on service of written notice on the Master Trust (specifying this clause of this Agreement) at any time after OMAM ceases to be the sole investment adviser to the Master Trust.

15       CONDITIONS PRECEDENT

15.1 The transfer of the Portfolio pursuant to clause 2 and the transfer of the Global Fund Portfolio pursuant to clause 3 shall not be subject to any conditions precedent.

15.2 Clause 8, and the request submitted by OMB pursuant to clause 7.1, are conditional on the US Placing Agreement becoming fully unconditional.

15.3 Clause 9, and the request submitted by OMB pursuant to clause 7.2, are conditional on the Non-US Placing Agreement becoming fully unconditional.

15.4 If the Initial Offering of the OMEGA Fund and/or the Initial Offering of the SAGA Fund shall be terminated, OMB may make a capital withdrawal or withdrawals from the Master Trust in accordance with the Declaration of Trust so as to fund any expenses of the Initial Offering for which Old Mutual is liable.

15.5 If, following Completion, neither clause 15.2 nor clause 15.3 become unconditional on or before 10th December 1995 each party to this Agreement (other than Old Mutual), if requested by Old Mutual, agrees to take all lawful steps within its power for its dissolution or winding up.

16       NAME

         In the event that OMAM ceases for any reason to serve as investment adviser of the Master Trust:

         (a) the OMEGA Fund shall forthwith on request by Old Mutual change the OMEGA Fund's name so that it does not include the words "Old Mutual" or "OMEGA" or any variation or combination thereof;

         (b) the SAGA Fund shall forthwith on request by Old Mutual procure that a general meeting of the SAGA Fund is convened and held within a period of 30 days of such request at which a resolution is proposed for the change in the name of the SAGA Fund to one not including the words "Old Mutual" or "SAGA" or any variation or combination thereof. On and with effect from the expiry of such 30 day period, pending such change of name becoming effective, the SAGA Fund shall pay to Old Mutual a licence fee for the use of those words, monthly in advance, of an amount equal to 0.01 per cent. of the SAGA Fund's gross asset value on the date of such request.

17       NOTICES

17.1 Any notice or demand given under this Agreement shall be in writing and, without prejudice to any other effective mode of making the same, be deemed to have been properly served if delivered or sent by letter, telex or telefax:

         (a) if to Old Mutual, to the registered office for the time being of Old Mutual (attention M.J. Levett) (fax no (2721) 509 3899) (or to such other address, person or number as may be notified by Old Mutual to the Master Trust, the OMEGA Fund and the SAGA
                  Fund);

         (b) if to OMB, to the registered office for the time being of OMB (attention W. Langley) (fax no (809) 292 4720) (or to such other address, person or number as may be notified by OMB to the Master Trust, the OMEGA Fund and the SAGA Fund);

         (c) if to the Master Trust, to its principal office for the time being (attention J.C.R. Collis) (fax no. (809) 292 4720) (or to such other address, person or number as may be notified by the Master Trust to the other parties);

         (d) if to the OMEGA Fund, to its principal office for the time being (attention J.C.R. Collis) (fax no. (809) 292 4720) (or to such other address, person or number as may be notified by the OMEGA Fund to the other parties);

         (e) if to the SAGA Fund, to its registered office for the time being (attention J.C.R. Collis) (fax no. (809) 292 4720) (or to such other address, person or number as may be notified by the SAGA Fund to the other parties).

17.2 Any such notice shall be deemed to be served (in the case of a letter) when delivered and (in the case of a telefax) when transmitted.

17.3 Any notice to be served on the Master Trust or the OMEGA Fund shall be copied to Bingham, Dana & Gould of 150 Federal Street, Boston, Massachusetts (or any replacement address) attention Roger Joseph.

18       GENERAL

18.1 Any time, date or period mentioned in this Agreement may be varied or extended by agreement between Old Mutual and the Master Trust but not to beyond 10th December 1995.

18.2 This Agreement sets forth the entire agreement and understanding between the parties in connection with the matters described and provided for in this Agreement.

18.3 Neither this Agreement nor any of the rights of the parties may be assigned in whole or in part by any party except with the prior written consent of each other party.

18.4 Old Mutual shall procure that each of OMB and OMAM complies with its obligations under this Agreement.

18.5 The undersigned trustee or officer of the Master Trust has executed this Agreement not individually but as trustee or officer under the Declaration of Trust and the obligations of this Agreement are not binding upon any of the trustees or officers of the Master Trust individually.

18.6 The undersigned trustee or officer of the OMEGA Fund has executed this Agreement not individually but as trustee or officer under the declaration of trust of the OMEGA Fund and the obligations of this Agreement are not binding upon any of the trustees or officers of the OMEGA Fund individually but, as to the OMEGA Fund bind only the Trust Estate (as defined in the declaration of trust of the OMEGA Fund).

18.7 This Agreement may be executed in two or more counterparts, each of which shall constitute an original but which, when taken together, shall constitute one agreement.

19       GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to any choice of law principles that would require application of the laws of any other jurisdiction. The parties hereto absolutely and irrevocably consent to the jurisdiction of the courts of the Commonwealth of Massachusetts and of any Federal court located in said Commonwealth in connection with any actions or proceedings arising out of or relating to this Agreement and waive any objection to the convenience of any such court.

IN WITNESS whereof this Agreement has been entered into the day and year first above written.

                                   SCHEDULE 1
                                    PORTFOLIO

Name of Company                                      Type of security             % holding to represent
---------------                                      ----------------             ----------------------
                                                                                  of Portfolio (rounded
                                                                                  ---------------------
                                                                                  to nearest 0.1%)
                                                                                  ----------------
Anglo American Corporation of SA Ltd.                Ordinary Shares                 5.0
Barlow Ltd.                                          Ordinary Shares                 5.0
C.G. Smith Ltd.                                      Ordinary Shares                 5.0
De Beers Consolidated Mines Ltd.                     Ordinary Shares                 5.0
Nedcor Ltd.                                          Ordinary Shares                 5.0
South African Breweries Ltd.                         Ordinary Shares                 5.0
Safmarine and Rennies Holdings Ltd.                  Ordinary Shares                 5.0
Standard Bank Investment Corp. Ltd.                  Ordinary Shares                 5.0
Sasol Ltd.                                           Ordinary Shares                 4.8
Rembrandt  Group Ltd.                                Ordinary Shares                 4.3
Anglovaal Ltd.                                       "N" Ordinary Shares             4.2
Wooltru Ltd.                                         "N" Ordinary Shares             3.4
Gencor Ltd.                                          Ordinary Shares                 3.0
Anglovaal Industries Ltd.                            Ordinary Shares                 2.8
Reunert Ltd.                                         Ordinary Shares                 2.4
Gold Fields of SA Ltd.                               Ordinary Shares                 2.2
Lydenburg Platinum Ltd.                              Ordinary Shares                 2.0
Sappi Ltd.                                           Ordinary Shares                 1.9
Rand Mines Ltd.                                      Ordinary Shares                 1.9
Iscor Ltd.                                           Ordinary Shares                 1.8
Trencor Ltd.                                         Ordinary Shares                 1.6
Foschini Ltd.                                        Ordinary Shares                 1.6
Anglo American Coal Corp. Ltd.                       Ordinary Shares                 1.6
Johnnies Industrial Corporation Ltd.                 Ordinary Shares                 1.5
African Oxygen Ltd.                                  Ordinary Shares                 1.1
JCI Ltd.                                             Ordinary Shares                 1.0
Anglo American Platinum Corporation Ltd.             Ordinary Shares                 1.0
Driefontein Consolidated Ltd.                        Ordinary Shares                 0.8
Genbel Investments Ltd.                              Ordinary Shares                 0.8
Liberty Life Association of Africa Ltd.              Ordinary Shares                 0.7
Middle Witwatersrand (Western Areas) Ltd.            Ordinary Shares                 0.7
Engen Ltd.                                           Ordinary Shares                 0.7
Samancor Ltd.                                        Ordinary Shares                 0.7
J.D. Group Ltd.                                      Ordinary Shares                 0.7
C.G. Smith Foods Ltd.                                Ordinary Shares                 0.7
Impala Platinum Holdings Ltd.                        Ordinary Shares                 0.7
Anglo Alpha Ltd.                                     Ordinary Shares                 0.6

Bidvest Group Ltd.                                   Convertible Debenture Stock     0.6
AECI Ltd.                                            Ordinary Shares                 0.6
Mutual & Federal Insurance Co. Ltd.                  Ordinary Shares                 0.6
Murray & Roberts Holdings Ltd.                       Ordinary Shares                 0.5
Tiger Oats Ltd.                                      Ordinary Shares                 0.5
Allied Electronics Corporation Ltd.                  Ordinary Shares                 0.5
Nampak Ltd.                                          Ordinary Shares                 0.4
Omni Media Corporation Ltd.                          Ordinary Shares                 0.4
Investec Holdings Ltd                                Ordinary Shares                 0.4
Everite Holdings Ltd.                                Ordinary Shares                 0.4
Malbak Ltd.                                          Ordinary Shares                 0.4
Sentrachem Ltd.                                      Ordinary Shares                 0.4
Imperial Holdings Ltd.                               Ordinary Shares                 0.4
Metropolitan Life Ltd.                               Ordinary Shares                 0.4
Associated Ore and Metal Corp. Ltd.                  Ordinary Shares                 0.3
Amalgamated Banks of SA Ltd.                         Ordinary Shares                 0.3
IBM South Africa Group Ltd.                          Ordinary Shares                 0.3
Grintek Ltd.                                         Ordinary Shares                 0.3
Southvaal Holdings Ltd.                              Ordinary Shares                 0.3
Vaal Reefs Exploration and Mining Co. Ltd.           Ordinary Shares                 0.2
Forward Corporation Ltd.                             Ordinary Shares                 0.2
First National Bank Holdings Ltd.                    Ordinary Shares                 0.2
Independent Newspapers Holdings Ltd.                 Ordinary Shares                 0.2

                                   SCHEDULE 2
                              GLOBAL FUND PORTFOLIO

Name of Company                                   Type of security                % holding to represent of
---------------                                   ----------------                -------------------------
                                                                                  Global Assets Portfolio
                                                                                  -----------------------
Anglo American Corporation of SA Ltd.              Ordinary Shares                        8.00
De Beers Consolidated Mines Ltd.                   Ordinary Shares                        8.00
South African Breweries Ltd.                       Ordinary Shares                        8.00
Barlow Ltd.                                        Ordinary Shares                        8.00
Gencor Ltd.                                        Ordinary Shares                        5.00
Liberty Life Association of Africa Ltd.            Ordinary Shares                        5.00
Anglovaal Ltd.                                     Ordinary Shares                        5.00
Genbel Investments Ltd.                            Ordinary Shares                        5.00
Sasol Ltd.                                         8.5% Convertible Debentures            4.00
Anglovaal Industries Ltd.                          5.5% Convertible Debentures            4.00
Tiger Oats Ltd.                                    Ordinary Shares                        4.00
Bidvest Group Ltd.                                 Convertible Debentures                 3.00
Imperial Holdings Ltd.                             Ordinary Shares                        3.00
Trencor Ltd.                                       6% Convertible Debentures              3.00
Nedcor Ltd.                                        Ordinary shares                        2.00
Gold Fields of SA Ltd.                             Ordinary Shares                        2.00
JCI Ltd.                                           Ordinary Shares                        2.00
Lyndenburg Platinum Ltd.                           Ordinary Shares                        2.00
Johnnies Industrial Corporation Ltd.               Ordinary Shares                        2.00
Sappi Ltd                                          Ordinary Shares                        2.00
Safmarine and Rennies Holdings Ltd.                Ordinary Shares                        1.50
Rand Mines Ltd.                                    Ordinary Shares                        1.50
Anglo American Coal Corp. Ltd.                     Ordinary Shares                        1.50
Rembrandt Group Ltd.                               Ordinary Shares                        1.00
Wooltru Ltd.                                       "N" Ordinary Shares                    0.60
Reunert Ltd.                                       Ordinary Shares                        1.00
C.G. Smith Foods Ltd.                              Ordinary Shares                        1.00
Standard Bank Investment Corp. Ltd.                Ordinary Shares                        1.00
Iscor Ltd.                                         Ordinary Shares                        1.00
Vaal Reefs Exploration and Mining Co. Ltd.         Ordinary Shares                        1.00
Middle Witwatersrand (Western Areas) Ltd.          Ordinary Shares                        1.00
Richemont Ltd.                                     Ordinary Shares                        1.00
Impala Platinum Holdings Ltd.                      Ordinary Shares                        0.50
Fidelity Ltd.                                      Convertible Loan stock                 0.50
Citylodge Ltd.                                     11% Convertible Debentures             0.50
CNA Gallo Ltd.                                     Ordinary Shares                        0.40

SIGNED by MICHAEL LEVETT              )
for and on behalf of                  )
SOUTH AFRICAN MUTUAL LIFE             )
ASSURANCE SOCIETY                     )
in the presence of: ANDREW MITCHELL   )          /s/ MICHAEL LEVETT
                                                 ------------------


SIGNED by MICHAEL LEVETT              )
for and on behalf of                  )
OLD MUTUAL FUND HOLDINGS              )
(BERMUDA) LIMITED                     )
in the presence of: ANDREW MITCHELL   )          /s/ MICHAEL LEVETT
                                                 ------------------


/


SIGNED by WILLIAM BOYAN               )
for and on behalf of                  )
OLD MUTUAL SOUTH AFRICA               )
EQUITY TRUST                          )
in the presence of: ANDREW MITCHELL   )          /s/ WILLIAM BOYAN
                                                 -----------------


SIGNED by KENNETH WILLIAMS            )
for and on behalf of                  )
OLD MUTUAL EQUITY GROWTH              )
ASSETS SOUTH AFRICA FUND              )
in the presence of: ANDREW MITCHELL   )          /s/ KENNETH WILLIAMS
                                                 --------------------

SIGNED by MICHAEL DREW                )
for and on behalf of                  )
OLD MUTUAL SOUTH AFRICA               )
GROWTH ASSETS FUND LIMITED            )
in the presence of: ANDREW MITCHELL   )          MICHAEL DREW
                                                 ------------


SIGNED by WILLIAM LANGLEY             )
for and on behalf of                  )
OLD MUTUAL GLOBAL ASSETS              )
FUND LIMITED                          )
in the presence of: ANDREW MITHCELLL  )          WILLILAM LANGLEY
                                                 ----------------


SIGNED by WILLIAM LANGLEY             )
for and on behalf of                  )
OLD MUTUAL ASSET MANAGERS             )
(BERMUDA) LIMITED                     )
in the presence of: ANDREW MITCHELL   )          WILLIAM LANGLEY
                                                 ---------------